Exhibit (a)(1)(C)

GRAMERCY CAPITAL CORP.

Offer to Purchase for Cash
up to 4,000,000 shares of
8.125% Series A Cumulative Redeemable Preferred Stock
(CUSIP No. 384871 30 7)
at $15.00 net per share

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 29, 2010, UNLESS EXTENDED OR EARLIER TERMINATED BY GRAMERCY CAPITAL CORP (THE "EXPIRATION DATE").  TENDERING HOLDERS MAY WITHDRAW PREVIOUSLY TENDERED SERIES A SHARES AT ANY TIME BEFORE THE EXPIRATION OF THE OFFER.

To Brokers, Dealers and Other Nominees:

Gramercy Capital Corp. (the "Company") is offering to purchase  up to 4,000,000 shares of the Company's outstanding 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Series A Shares"), for $15.00 per Series A Share, net to the seller in cash (the "Offer Price"), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 1, 2010 (the "Offer to Purchase") and in the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the "Offer").

If, at the expiration of the Offer, more than 4,000,000 Series A Shares have been validly tendered and not withdrawn, and all conditions to the Offer have been satisfied or waived, the Company will purchase 4,000,000 Series A Shares from the tendering holders on a pro rata basis based on the number of Series A Shares tendered by each holder, except that the Company will not purchase fractional Series A Shares.

The Company will not complete the Offer (and, therefore, the Company will not purchase any tendered Series A Shares) unless the conditions set forth in the Offer to Purchase have been satisfied or waived.  See "The Offer—Conditions of the Offer" in the Offer to Purchase.

In connection with the Offer, please forward copies of the enclosed materials to your clients for whom you hold Series A Shares registered in your name or in the name of your nominee.  For your information and for forwarding to your clients, we are enclosing the following documents:

1.	Offer to Purchase, dated October 1, 2010;

2.
a Letter of Transmittal for your use and for the information of your clients, together with an IRS Form W-9 and Guidelines for Request for Taxpayer Identification Number on an IRS Form W-9 providing information relating to U.S. federal income tax backup withholding; and

3.
a printed form of letter that may be sent to your clients for whose accounts you hold Series A Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

WE RECOMMEND THAT YOU CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

With respect to any tender of Series A Shares where the aggregate amount of Series A Shares being tendered by the tendering holder and its affiliates and family members (whether in a single tender or in multiple tenders) is 10,000 or fewer Series A Shares, the Company will pay the applicable soliciting dealer a fee equal to $0.375 for each Series A Share that is validly tendered and accepted for payment (the "Soliciting Dealer Fee").  In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Notice of Solicited Tenders must be delivered by the applicable soliciting dealer to the Information Agent on or prior to the Expiration Date.  The Company will, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

A soliciting dealer is a retail broker designated in a valid Notice of Solicited Tenders that solicited or assisted in arranging a tender of Series A Shares pursuant to the Offer and is:  (i) a broker or dealer in securities and a member of a national securities exchange in the United States or of FINRA; or (ii) a bank or trust company located in the United States.

Soliciting dealers will be eligible to receive the Soliciting Dealer Fee even when the activities of soliciting dealers in connection with the Offer consist solely of forwarding to clients materials relating to the Offer and tendering or arranging for the tender of Series A Shares on behalf of the beneficial owners thereof.  Each soliciting dealer will be required to confirm that each holder of Series A Shares that it solicits has received a copy of the Offer to Purchase or concurrently with such solicitation was provided with a copy of the Offer to Purchase.  No soliciting dealer is required to make any recommendation to holders of Series A Shares as to whether to tender or refrain from tendering in response to the Offer.  No assumption will be made, in paying the Soliciting Dealer Fee to any soliciting dealer, that the soliciting dealer's activities in connection with the Offer included any activities other than those described in this paragraph.

A soliciting dealer is not entitled to a Soliciting Dealer Fee:

(a)	with respect to Series A Shares beneficially owned by the soliciting dealer or by any affiliate of the soliciting dealer; or

(b)
with respect to Series A Shares that are registered in the name of the soliciting dealer, unless those Series A Shares are held by the soliciting dealer as a nominee and are tendered on behalf of the beneficial owner of those Series A Shares; or

(c)
with respect to Series A Shares tendered by the holder of record, for the account of that holder, unless the tendering holder designates the soliciting dealer for this purpose in the Letter of Transmittal; or

(d)	with respect to Series A Shares that for any reason are not accepted for payment and purchased pursuant to the Offer; or

(e)
if the soliciting dealer is an affiliate of (i) the Company, (ii) any officer or director of the Company or (iii) any beneficial owner of 5% or more of the outstanding shares of Common Stock of the Company.

Soliciting dealers should take care to ensure that proper records are kept to document their entitlement to any Soliciting Dealer Fee.  The Company and the Information Agent reserve the right to require additional information at their discretion, as deemed warranted, to confirm such entitlement.

 Citigroup Global Markets Inc. is acting as Dealer Manager in connection with the Offer.  In its role as Dealer Manager, the Dealer Manager may contact brokers, dealers and other nominees and may provide information regarding the Offer to those that they contact or persons that contact them.  The Dealer Manager will receive, for these services, a reasonable and customary fee.  The Company also has agreed to reimburse the Dealer Manager for reasonable out-of-pocket expenses incurred in connection with the Offer, including reasonable fees and expenses of counsel, and to indemnify the Dealer Manager against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

D.F. King & Co., Inc. is acting as Information Agent and as Depositary in connection with the Offer.  The Information Agent may contact holders of Series A Shares by mail, telephone, facsimile and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners.  D.F. King & Co., Inc. will receive reasonable and customary compensation for its services in these capacities and will be reimbursed by us for reasonable out-of-pocket expenses.  The Information Agent will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

The Company will not pay any fees or commissions to brokers, dealers, other nominees or other persons (other than as described above) for soliciting tenders of Series A Shares in connection with the Offer.  The Company will, however, upon request, reimburse brokers, dealers and other nominees for customary clerical and mailing expenses incurred by them in forwarding materials to their customers.  The Company will pay any transfer taxes that may be due on its purchase of Series A Shares pursuant to the Offer, subject to Instruction 7 to the Letter of Transmittal.

Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

Any inquiries you may have with respect to the Offer may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.  Beneficial owners may also contact their broker, dealer or other nominee.  Any requests for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent.

Sincerely,

GRAMERCY CAPITAL CORP.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

NOTICE OF SOLICITED TENDERS

GRAMERCY CAPITAL CORP.

With respect to the:

Offer to Purchase for Cash up to

4,000,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock (CUSIP No. 384871 30 7)

at $15.00 net per share

The Offer will expire at 5:00 pm, New York City time, on October 29, 2010 unless extended or earlier terminated by Gramercy Capital Corp. (the "Company").

Please deliver completed forms to:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Facsimile:  (212) 809-8838

Call to Confirm:
Attn:  Elton Bagley
Telephone:  (212) 493-6996

THIS FORM MUST BE DELIVERED TO THE ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE.  THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

In order to be eligible to receive the Soliciting Dealer Fee (as defined below), a properly completed soliciting dealer form must be received by the Information Agent prior to the Expiration Date.  The Company will, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

DTC PARTICIPANT NUMBER:

Beneficial Owners	Number of shares of Series A Shares Requested for Payment	VOI Ticket Number

Attach additional sheets, if necessary

In connection with the above-referenced Offer, the undersigned hereby represents, confirms and agrees that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with the Offer; (ii) it is entitled to a Soliciting Dealer Fee under the terms and conditions set forth in the Offer to Purchase for each of the tenders of Series A Shares listed herein, and will provide satisfactory evidence of such entitlement upon request; (iii) in soliciting a tender, it has used no solicitation materials other than the Offer to Purchase and the other material (if any) furnished by the Company; (iv) each holder of Series A Shares that it has solicited has received a copy of the Offer to Purchase and each amendment thereto; (v) it is either (a) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA, or (b) a bank or trust company located in the United States; (vi) it is not an affiliate of the Company or any officer, director or 5% or greater stockholder of the Company; and (vii) no Soliciting Dealer Fee has been requested or paid with respect to Series A Shares tendered for its own account.

Name of Firm:

Attention:

Address:

City, State, Zip Code:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm:

Address:
(Please Print)

Attention:

Address:
(Include Zip Code)

Phone Number (including Area Code):

Taxpayer Identification or Social Security No.

Applicable VOI Number:	Number of Series A Shares:

If solicitation fees are to be paid to another Eligible Institution(s), please complete the following:

ISSUE CHECK TO:

Firm:

Address:
(Please Print)

Attention:

Address:
(Include Zip Code)

Phone Number (including Area Code):

Taxpayer Identification or Social Security No.

Applicable VOI Number:	Number of Series A Shares:

NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.